Exhibit 99.1

National & Retail Trades and First Call

For release: August 9, 2007 at 8:30 AM (DST)

KOHL'S CORPORATION REPORTS JULY COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – August 9, 2007 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week period ended August 4, 2007 increased 7.7 percent over the four-week period ended July 29, 2006. On a comparable store basis, sales were flat to last year.

For the 26 weeks ended August 4, 2007, total sales were up 10.2 percent over the 26 weeks ended July 29, 2006.  On a comparable store basis, sales for the 26-week period increased 2.5 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, commented, “We were disappointed in the performance of seasonal businesses such as shorts, tees, and tanks, which experienced declines on a comparable store basis.  Early reads on important back-to-school businesses such as childrens, young mens and juniors look promising.  We continue to experience strong gross margin performance and expect our second quarter earnings to be within the range of our previous guidance of $0.81 to $0.85 per diluted share.”

	Sales Summary
	($ in millions)
	Fiscal Period Ended		% Inc.	This Year
	August 4,	July 29,	All	Comp
	2007	2006	Stores	Stores

July	$1,052.1	$ 977.0	7.7%	0.0%
QTD	$3,589.2	$3,301.5	8.7%	1.3%
YTD	$7,161.3	$6,497.8	10.2%	2.5%

On August 4, 2007, the Company operated 834 stores in 46 states, compared to 749 in 43 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, beginning at 8:30 AM EDT on Thursday, August 9.  The dial-in number for the replay is (719) 457-0820 (Pass Code:  1804632).

Second Quarter Earnings Release

Kohl’s Corporation will release its second quarter earnings report on August 16, 2007 at 4:00 PM EDT. A conference call is scheduled at 5:00 PM EDT. Investors will have the opportunity to listen to the conference call by dialing (913) 905-3179 (Pass Code: 3406251) ten minutes prior to the start of the call.  A replay of the conference call will be accessible for 30 days, from 8 PM EDT August 16 through midnight September 14, 2007, by dialing (719) 457-0820 (Pass Code: 3406251).

In addition, the call will be web cast live over the Internet through the Company’s web site located at http://www.kohls.com (see “Investor Relations” / “Calendar of Events”), or through Premiere Global’s web site at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrcrxrdzvsnsns.  To listen to the call, please go to either web site at least 15 minutes early to register, download, and install any necessary audio software.  The web cast will be available for 30 days on both web sites.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. A company committed to the communities it serves, Kohl’s operates 834 stores in 46 states and has raised more than $85 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464